LIMITED POWER OF ATTORNEY

I, Joseph B. Burton, appoint PAMELA R. SCHNEIDER, JOHN F. MOYNIHAN, and VALERIE
S. SPURLIN to serve as my Attorneys-in-Fact and Agents and to exercise the powers and discretions set forth below:

1. To execute on my behalf any and all Securities and Exchange Commission Form 3, Forms 4 and 5 relating to the disclosure of my beneficial ownership of securities in ACCO Brands Corporation; and

2. To execute all other such documents or things in my name as the Agents may deem necessary to meet filing requirements of the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934.

This Power of Attorney shall at all times be binding with respect to all actions taken by the Agent in accordance with the terms of this Power of Attorney. I hereby ratify and confirm all lawful acts performed by the aforesaid individuals under the scope of this Limited Power of Attorney. The powers granted by this Power of Attorney shall lapse and cease to have effect at such time as I am no longer an executive officer or director of ACCO Brands Corporation, or until such time as I have revoked this authority in writing.

I, Joseph B. Burton, have executed this Limited Power of Attorney on the 27th day of ___July_____, 2022.

_/s/Joseph Burton____________

Joseph B. Burton

STATE OF California

COUNTY OF Santa Clara

Signed before me on this 27th day of July, 2022.

_/s/ Simran Minhas, a Notary Public, personally appeared

Joseph Brian Burton

Who proved to me on the basis of satisfactory evidence to be the person whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his authorized capacity and that by his signatureon the instrument the person, or the entity upon behalf of which the person(s) acted, executed the instrument.

SIMRAN MINHAS
Commission 2372301
Notary Public - California
Santa Clara County

I certify under PENALTY OF PERJURY under the laws of the State of California that the foregoing paragraph is true and correct.
WITNESS my hand and official seal.

My Commission expires: August 26, 2025

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